EXHIBIT 99.1

Tristar Acquisition I Corp. Receives NYSE Notice Regarding Late Form 10-K Filing

SOMERSET, N.J.-- April 23, 2024 (BUSINESS WIRE)-- Tristar Acquisition I Corp. (“Tristar” or the “Company”) (NYSE: TRIS) today announced that, on April 17, 2024, it received a notice (the “NYSE Notice”) from the New York Stock Exchange (“NYSE”) that the Company is not in compliance with NYSE’s continued listing requirements under the timely filing criteria established in Section 802.01E of the NYSE Listed Company Manual, because the Company did not timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

The NYSE Notice has no immediate effect on the listing of the Company’s ordinary shares on NYSE. The NYSE Notice informed the Company that, pursuant to NYSE rules, the Company has six months from April 16, 2024 to regain compliance with the NYSE listing standards by filing the Form 10-K with the SEC. NYSE further noted that, if the Company fails to file the Form 10-K within the six-month period, NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The NYSE Notice also notes that NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As previously reported in the Company’s Notification of Late Filing on Form 12b-25 filed with the SEC on April 2, 2024 (the “Form 12b-25”), the Company was unable to file the Form 10-K within the prescribed period without unreasonable effort or expense, because additional time is needed to finalize the financial statements for the fiscal year ended December 31, 2023. On April 18, 2024, the audit committee of the board of directors of the Company determined, after discussion with the Company's management and accounting professionals, that the Company’s unaudited financial statements as of and for the three and nine-month period ended September 30, 2023, contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023 (the “Form 10-Q”) should no longer be relied upon due to the accounting errors identified therein and should be restated in an Amendment to Form 10-Q/A (the “Form 10-Q/A”). For more information on the accounting errors necessitating the restatement of the Form 10-Q, see the Company’s Current Report on Form 8-K filed with the SEC on April 19, 2024.

The Company is working diligently to complete the necessary work to finalize and file the Form 10-Q/A and Form 10-K as soon as practicable. It currently expects to file the Form 10-K within the six-month period granted by NYSE Notice; however, there can be no assurance that the Form 10-K will be filed within such period.

About Tristar Acquisition I Corp.

Tristar a special purpose acquisition company (“SPAC”) focused on the telecommunications and technology industries. The Company aims to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. For more information, visit http://tristaracq.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the completion of the Company’s fourth fiscal quarter and fiscal 2023 financial statements and the Company’s ability to regain compliance with NYSE’s listing standards. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of this press release and are based on information available to the Company as of the date of this press release, and the Company assumes no obligation to update such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Relations:

Tristar Acquisition I Corp.

Contact: Michael Liu

Email: Michael@estoncapital.com

Phone: (781) 640-4446